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MATERIALS TRANSFER and TESTING AGREEMENT

This Agreement, having an Effective Date of December 18, 2013, is by and between **the Baruch S. Blumberg Institute** with principal offices at 3805 Old Easton Road, Doylestown, PA 18902 hereinafter called ("PROVIDING PARTY" or "PROVIDER") and **KannaLife Sciences, Inc. ("KannaLife")** with a principal office at 363 West Hills Road, West Hills, NY 11743 hereinafter called ("RECEIVING PARTY" or "RECIPIENT")., Blumberg and KannaLife may hereinafter together be referred to as "the PARTIES".

The PROVIDING PARTY wishes to provide the MATERIALs to the RECEIVING PARTY subject to the terms and conditions set forth in this Agreement.

THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter contained, the PARTIES agree as follows:

1. Definitions:

AFFILIATE of a Party shall mean any entity (i) in which fifty percent (50%) or more of the voting equity interests are now or hereafter owned or controlled, directly or indirectly, by a Party, (ii) which now or hereafter owns or controls, directly or indirectly, fifty percent (50%) or more of the voting equity interests of a Party, or (iii) in which fifty percent (50%) or more of the voting equity interests are now or hereafter owned or controlled, directly or indirectly, by an entity identified in the preceding clause (i) or (ii).

COMMERCIAL PURPOSES: The sale, lease, license, or other transfer of the MATERIAL or MODIFICATIONS to a for-profit organization. COMMERCIAL PURPOSES shall also include uses of the MATERIAL or MODIFICATIONS by any organization, including RECIPIENT, to perform contract research, to screen compound libraries, to produce or manufacture products for general sale, or to conduct research activities that result in any sale, lease, license, or transfer of the MATERIAL or MODIFICATIONS to a for-profit organization. However, industrially sponsored academic research shall not be considered a use of the MATERIAL or MODIFICATIONS for COMMERCIAL PURPOSES per se, unless any of the above conditions of this definition are met.

MATERIAL: ORIGINAL MATERIAL, PROGENY, and UNMODIFIED DERIVATIVES. The MATERIAL shall not include: (a) MODIFICATIONS, or (b) other substances created by the RECIPIENT through the use of the MATERIAL which are not MODIFICATIONS, PROGENY, or UNMODIFIED DERIVATIVES.

MODIFICATIONS: Chemical substances created by the RECIPIENT which contain/incorporate the MATERIAL, but differ from ORIGINAL MATERIAL, PROGENY, or UNMODIFIED DERIVATIVES.

ORIGINAL MATERIAL: Bioactive compounds contained in extracts from plants or micro-organisms identified and listed in Exhibit A, which is attached and made part of this

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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Agreement, and which may be modified from time to time as mutually agreed using exhibit B; Subcultures of the microbial strains which produce the above-mentioned bioactive compounds; Certain research data pertaining to the above-mentioned compounds and microbial strains, such that the RECEIVING PARTY may use in its own research activities.

PROGENY: Unmodified descendant from the MATERIAL, such as secondary metabolites produced and further purified or structurally elucidated from the ORIGINAL MATERIAL.

UNMODIFIED DERIVATIVES: Substances created by the RECIPIENT which constitute an unmodified functional subunit or product expressed by the ORIGINAL MATERIAL. Some examples include: fermentation products of unmodified bacterial cultures, and/or purified or fractionated subsets of the ORIGINAL MATERIAL.

2. The PROVIDING PARTY agrees to provide the RECIPIENT with samples of the MATERIALs and any available relevant technical information pertaining to the MATERIALs for the Research Program defined in subsection ii) below under the following conditions:

   i) All information submitted to the RECIPIENT by the PROVIDING PARTY (hereinafter referred to as "the Confidential Information") shall be considered confidential in accordance with, and subject to the terms and conditions of the Mutual Non-Disclosure Agreement (MNDA) entered into by the PARTIES on August 19, 2013.

   ii) The RECIPIENT shall engage in a series of scientific studies having the following scope: KannaLife will evaluate plant extracts, fractionated extracts, and purified molecules for their neuroprotective activity in cell culture ("Research Project").

   iii) The RECIPIENT shall not use any of the MATERIALs and information submitted by the PROVIDING PARTY in any way other than for the Research Program.

   iv) The RECIPIENT agrees that the ORIGINAL MATERIAL:

      a. will not be used in human subjects, in clinical trials, or for diagnostic purposes involving human subjects without the written consent of the PROVIDER.

      b. is to be used only at the RECIPIENT organization and only by certain scientists designated by RECIPIENT and who are aware of the confidentiality requirements of this Agreement; and

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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c. will not be transferred to anyone else within the RECIPIENT organization without the prior written consent of the PROVIDER.

v) The RECIPIENT shall disclose to the PROVIDING PARTY, the results of the Research Program of the MATERIALs within 12 months from the date the RECIPIENT receives the samples from the PROVIDING PARTY, for the furtherance of the Research Program.

vi) Upon completion of the evaluation of the MATERIALs, the RECIPIENT shall, within a period of 6 months advise the PROVIDING PARTY whether there is any interest on the part of the RECIPIENT in conducting further discussions relating to a possible collaborative development, purchase or licensing of the RECIPIENT products comprising the MATERIALs. If upon completion of its evaluation the RECIPIENT has no further interest in development, licensing or purchase of the MATERIALs, the RECIPIENT shall return or destroy any unused samples of the MATERIALs if so requested by the PROVIDING PARTY, and furnish the PROVIDING PARTY with copies of data and documentation associated with the Research Program.

vii) None of the PARTIES to this Agreement shall disclose to any third party the existence of this Agreement or the identity of the PARTIES hereto, without prior written consent from the other PARTIES.

viii) The PROVIDING PARTY represents and warrants that it has the right to supply the MATERIALs that are submitted to the RECIPIENT for evaluation under this Agreement.

ix) The PROVIDING PARTY will supply to the RECIPIENT a reasonable quantity of MATERIAL to be used for the Research Program at an agreed upon price.

x) RECIPIENT may publish the results of research performed under this Agreement after providing the PROVIDING PARTY a 60-day period in which to review each publication for patent purposes (enabling disclosures), and to identify any inadvertent disclosure of PROVIDING PARTY 's Confidential Information. RECIPIENT agrees to make reasonable changes requested by PROVIDING PARTY. If necessary, to permit the preparation and filing of patent applications, PROVIDING PARTY may require RECIPIENT to delay publication not more than an additional 60 days. Any further delay of RECIPIENT publication will require a separate agreement between RECIPIENT and PROVIDING PARTY. The RECIPIENT agrees to acknowledge the source of the MATERIAL in any publication reporting the use of it.

xi) Inventorship of inventions, developments, or discoveries first conceived or actually reduced to practice under this Agreement ("Subject Inventions") will be determined under U.S. Patent Law. However, it being understood that the

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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inventors will assign ownership of the Subject Inventions pursuant to ownership clauses xii and xiii.

xii) The PROVIDING PARTY retains ownership of the MATERIAL.

xiii) The RECIPIENT and PROVIDING PARTY shall retain joint ownership of: (a) MODIFICATIONS (except that, the PROVIDING PARTY retains ownership rights to the MATERIAL included therein), and (b) those substances created through the use of the MATERIAL or MODIFICATIONS, and including PROGENY, UNMODIFIED DERIVATIVES or MODIFICATIONS. The PARTIES anticipate entering into an exclusive licensing agreement subsequent to creating jointly-owned materials prior to any commercialization of such materials, if the PARTIES deem the jointly-owned materials appropriate for commercialization efforts.

xiv) The RECIPIENT acknowledges that the MATERIAL is or may be the subject of patent applications. Except as provided in this Agreement, no express or implied licenses or other rights are provided to the RECIPIENT under any patents, patent applications, trade secrets or other proprietary rights of the PROVIDER, including any altered forms of the MATERIAL made by the PROVIDER. In particular, no express or implied licenses or other rights are provided to use the MATERIAL, MODIFICATIONS, or any related patents of the PROVIDER for commercial purposes.

xv) If the RECIPIENT desires to use or license the MATERIAL or MODIFICATIONS for commercial purposes, the RECIPIENT agrees, in advance of such use, to negotiate in good faith with the PROVIDER to establish the terms of an exclusive commercial license based on the general terms outlined in Exhibit B.

xvi) The RECIPIENT is free to file patent application(s) claiming inventions made by the RECIPIENT through the use of the MATERIAL but agrees to notify the PROVIDER upon filing a patent application claiming MODIFICATIONS or method(s) of manufacture or use(s) of the MATERIAL. Ownership of such patent applications will be determined according to ownership clauses xii and xiii.

a. RECIPIENT must promptly disclose to PROVIDER any Subject Invention. PROVIDER must hold each disclosure in confidence and may not reveal the disclosure to any third party without the written consent of RECIPIENT. In the event that RECIPIENT elects to negotiate for a commercial license to a Subject Invention, the PARTIES must initiate negotiation of a license agreement from PROVIDER to RECIPIENT, with negotiations not to extend beyond 90 days from notice of election, without the consent of the PARTIES. The PARTIES must negotiate in good

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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faith a license containing reasonable business terms common to agreements of this type.

3. Notifications:

For: KannaLife Sciences, Inc.

Administrative

Dean Petkanas
KannaLife Sciences, Inc.
363 West Hills Road
West Hills, NY 11743

Material Technical Communications

Douglas Brenneman
KannaLife Sciences, Inc.
3805 Old Easton Road
Doylestown, PA 18902

For: Baruch S. Blumberg Institute

Administrative
Nelson P Carvalho, Chief Business Officer
Baruch S. Blumberg Institute
3805 Old Easton Road
Doylestown, PA 18902

Material Technical Communications
Michael Goetz, Director
Natural Products Discovery Institute
3805 Old Easton Road
Doylestown, PA 18902

4. This Agreement shall have a term of five years unless terminated as set forth herein. This Agreement may be terminated for convenience by either party at any time prior to the full term of the Agreement provided that the terminating party gives written notice to the other party 30 days in advance of the effective date of termination. Notwithstanding expiration or termination, the provisions of this Agreement concerning confidentiality and ownership of the MATERIAL and MODIFICATIONS shall survive and remain in effect.

5. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its conflict of laws principles.

6. This Agreement contains the entire understanding of the PARTIES regarding the Research Program, and supersedes all other written and oral agreements between the PARTIES regarding the Research Program. This Agreement may be modified or amended only by a written agreement signed by the PARTIES.

7. Each party, upon receipt of documentation from the other party, must excuse any breach of this Agreement which is proximately caused by war, strike, act of God, or other similar circumstance normally deemed outside the control of well-managed businesses.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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8. This Agreement may not be assigned, in whole or in part, by either party without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed.

9. No Future Commitments: No agency, partnership, joint venture or exclusive relationship is created by this Agreement and each party is free to pursue other opportunities such as those contemplated under the Agreement. No further obligations are created under this Agreement except those stated herein.

10. Authority and Counterparts: The person executing this agreement on behalf of a party warrants that such person has full authorization to execute this agreement. Execution counterparts to this Agreement will be deemed to constitute one and the same instrument.

11. Except to the extent prohibited by law, the RECIPIENT assumes all liability for damages, which may arise from its use, storage or disposal of the MATERIAL. The PROVIDING PARTY will not be liable to the RECIPIENT for any loss, claim or demand made by the RECIPIENT, or made against the RECIPIENT by any other party, due to or arising from the use of the MATERIAL by the RECIPIENT. Unless prohibited by law, RECIPIENT assumes all liability for claims for damages against it by third PARTIES which may arise from RECIPIENT's use, storage or disposal of the MATERIAL and agrees to defend and indemnify PROVIDING PARTY against any such claims.

12. Any MATERIAL delivered pursuant to this Agreement is understood to be experimental in nature and may have hazardous properties. The PROVIDER MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESSED OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE MATERIAL WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER PROPIETARY RIGHTS. **THIS MATERIAL IS NOT FOR USE IN HUMAN SUBJECTS.**

13. The RECIPIENT agrees to use the MATERIAL in compliance with all applicable statues and regulations, including Public Health Service and National Institute of Health regulations and guidelines such as, for example, those relating to research involving the use animals or recombinant DNA.

14. Paragraphs, 2, 9, 11 and 12 shall survive termination.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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IN WITNESS WHEREOF, the PARTIES, intending to be legally bound, have caused this Agreement to be executed by their duly authorized representatives as set forth below.

Baruch S. Blumberg Institute	KannaLife Sciences, Inc.
_______________________	_______________________
By: Nelson P. Carvalho	By: Dean Petkanas
Title: Chief Business Officer	Title: Chief Executive Officer

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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Exhibit A: Materials

Select extracts from the Natural Products plant collection will include [************]

The samples are typically prepared in DMSO solution at 10 mg/ml in a volume of 50μl/well.

Fractions of active extracts will be provided for the purpose of identifying the biologically active compound(s).

Charges for extracts, fractionation, and analytical services will be agreed to in advance.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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Exhibit B – Royalty and Milestone Payments

Addendum Form to Exhibit A of the Material Transfer and Testing Agreement

I. Licensee agrees to pay to PROVIDER ("BSBI") a noncreditable, nonrefundable license issue royalty in the amount of [************] within ninety (90) days from the effective date of a license agreement.

II. Licensee agrees to pay to BSBI a nonrefundable minimum annual royalty of [************] as follows:

  a. The first minimum annual royalty is due within ninety (90) days of the effective date of a license agreement and may be prorated according to the fraction of the calendar year remaining between the effective date and the next subsequent January 1; and

  b. Subsequent minimum annual royalty payments are due and payable on January 1 of each calendar year and may be credited against any earned royalties due for sales made in that year.

III. Licensee agrees to pay BSBI earned royalties of [************] on Net Sales by or on behalf of Licensee and its sublicensees.

  a. For purposes of this Exhibit, "Net Sales" are defined as the total amount invoiced to third parties on sales of Licensed Products by Licensee, its Affiliates, or Sublicensees, less the following reasonable and customary deductions: (i) all trade, cash and quantity credits, discounts, refunds or government rebates; (ii) amounts for claims, allowances or credits for returns, retroactive price reductions, or chargebacks; (iii) packaging, handling fees and prepaid freight, sales taxes, duties and other governmental charges (including value added tax); and (iv) provisions for uncollectible accounts determined in accordance with reasonable accounting practices, consistently applied to all products fo the selling party. For the removal of doubt, Net Sales will not include sales by Licensee to its Affiliates for resale, provided that if Licensee sells a Licensed Product to an Affiliate for resale, Net Sales will include the amounts invoice by such Affiliate to third parties on the resale of such Licensed Product.

  b. For purposes of this Exhibit, "Licensed Products" are defined as any compound(s), which may include but not be limited to the following: extract(s), partially purified extract(s) and purified natural product(s) resulting from this research project by the Licensee, its Affiliates, or Sublicensees.

IV. Licensee agrees to pay BSBI royalties within ninety (90) days of achieving each Milestone:

  a. [************] – Initiation of first Phase I clinical trial or foreign equivalent.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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b. [************] - Initiation of first Phase II clinical trial or foreign equivalent.

c. [************] - Completion of first Phase II clinical trial or foreign equivalent

d. [************] - Upon first marketing approval by FDA or foreign equivalent.

V. Licensee agrees to pay BSBI additional sublicensing royalties of [************] on the fair market value of any consideration received for granting each sublicense within ninety (90) days of the execution of each license.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [ * * * ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.